Exhibit 8.1

List of Significant Subsidiaries and Consolidated Variable Interest Entities of JOYY Inc.

Subsidiaries	Place of Incorporation
Duowan Entertainment Corporation	British Virgin Islands
NeoTasks Inc.	Cayman Islands
Cloud Solution Inc	Cayman Islands
Bigo Inc	Cayman Islands
Shopline Corporation Limited	Cayman Islands
Mangatoon Inc	Cayman Islands
Singularity IM, Inc.	Delaware
PageBites, Inc.	Delaware
Shopline US Inc.	Delaware
Cube Technology Pte. Ltd.	Singapore
Bigo Technology Pte. Ltd.	Singapore
Likeme Pte. Ltd.	Singapore
Bigo Internet Information Pte. Ltd.	Singapore
Indigo Technology Pte. Ltd.	Singapore
Rambojoy Technology Pte. Ltd.	Singapore
Hago Singapore Pte. Ltd.	Singapore
Hello Yo Pte. Ltd.	Singapore
Cube Networks Pte. Ltd.	Singapore
Shopline Commerce Pte. Ltd.	Singapore
NeoTasks Limited	Hong Kong
Robinfly (Hong Kong) Limited	Hong Kong
Starling Labs Limited	Hong Kong
Shopline Solutions Limited	Hong Kong
Mangatoon HK Limited	Hong Kong
Guangzhou Huanju Shidai Information Technology Co., Ltd.	Mainland China
Huanju Shidai Technology (Beijing) Co., Ltd.	Mainland China
Guangzhou BaiGuoYuan Information Technology Co., Ltd.	Mainland China
Guangzhou Wangxing Information Technology Co., Ltd.	Mainland China
Shangxian Technology (Shenzhen) Co., Ltd.	Mainland China

Consolidated Variable Interest Entities and their Subsidiaries	Place of Incorporation
Beijing Tuda Science and Technology Co., Ltd.	Mainland China
Guangzhou Tuyue Network Technology Co., Ltd.	Mainland China
Guangzhou Huaduo Network Technology Co., Ltd.	Mainland China
Guangzhou Huanju Electronic Commerce Co., Ltd.	Mainland China
Foshan Tuyi Network Technology Co., Ltd.	Mainland China
Hainan Lanlan Network Technology Co., Ltd.	Mainland China
Ningxia Julan Network Technology Co., Ltd.	Mainland China
Guangzhou BaiGuoYuan Network Technology Co., Ltd.	Mainland China
Chengdu Yunbu Network Technology Co., Ltd.	Mainland China
Chengdu Luota Network Technology Co., Ltd.	Mainland China
Chengdu Jiyue Network Technology Co., Ltd.	Mainland China
Guangzhou Ruicheng Network Technology Co., Ltd.	Mainland China
Guangzhou Huanju Make Network Information Co., Ltd.	Mainland China
Zhuhai Huanju Interactive Entertainment Technology Co., Ltd.	Mainland China
Guangzhou Huanhua Information Technology Co., Ltd.	Mainland China
Guangzhou Hongxiao Network Technology Co., Ltd.	Mainland China